UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 4, 2002
Discovery Investments, Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-26175 (Commission File Number)	88-0409151 (IRS Employer Identification No.)
5th Floor - 21 Water Street, Vancouver, British Columbia, Canada (Address of principal executive offices)	V6B 1A1 (Zip Code)
Registrant's telephone number, including area code:	(604) 696-0633
6767 West Tropicana Ave., Suite 207, Las Vegas, NV 89103 (Former name or former address, if changed since last report.)

Item 1.   Changes in Control of Registrant.

See Item 2 below.

Item 2.   Acquisition or Disposition of Assets.

The Company has on September 4, 2002 completed the transaction set out in a Plan and Agreement of Reorganization dated June 13, 2002, pursuant to which the Company acquired 100% of the outstanding shares of Cavio Corporation ("Cavio"), a Washington incorporated company, in exchange for 14 million shares of the Company issued from treasury. Paul Mann, President & CEO of Cavio, Michael Kinley and Terry Laferte were appointed directors of the Company. Mr. Mann became the Company's Chairman and CEO. Additional information on the new board of directors were described in the Company's Rule 14f-1 filing dated July 16, 2002.

Cavio provides the convenience, security and applications of a strong authentication solution using biometrics, digital certificates and server-based software tokens. Selected Cavio technology and applications include:

Travel Security:

Cavio improves security by allowing registered individuals to be processed through the identity confirmation portions of check-in, immigration and boarding activities. Cross-comparisons can be made against existing law enforcement and immigration databases. Additionally, Cavio's secure access solutions control employee access to secure areas or travel information systems.

Electronic Signature:

Cavio C-Sign electronic signature solutions provide a personalized, non-replicable electronic identifier signature to be attached to electronic transaction documentation for the purposes of conducting transactions with convenience and security. The Cavio unique user identifier reduces the opportunity for fraud and provides a superior alternative to existing digital certificate technology.

Point-of-Sale Payment Systems:

Cavio is an useful tool where physical identity confirmation is critical in the payment process. By replacing the need for a PIN in point-of-sale payment situations, Cavio can easily pair electronic identity confirmation capabilities with the bank-to-bank electronic fund transfer network. Point-of-Sale solutions are part of the C-Pay suite of authenticated payment and transaction tools.

Commercial Payment Solution:

Cavio's C-Pay suite of payment solutions protect proprietary information and automatically channels funds offline through a bank-to-bank network to make commercial trade transactions safer, simpler and more secure. In the international trade arena Cavio replaces the cumbersome traditional Letter of Credit with a streamlined electronic format with attached digital signature.

Secure Access:

Cavio C-Pass access control solutions provide authentication for secure areas and to secure information systems. Cavio authenticated log-on eliminates the need for users to remember multiple site identification and password requirements. In the online environment Cavio also overcomes identity abuses and revenue losses that are associated with password security.

Transaction Management:

Particularly in high volume industrial/commercial settings Cavio can act as a total start-to-finish solution. Cavio incorporates user pre-authorization capabilities, individual transaction monitoring, transaction history and storage facilities and offline electronic payment systems for comprehensive transaction management capabilities.

Item 3.   Bankruptcy or Receivership

None

Item 4.   Changes in Registrant's Certifying Accountant

None

Item 5.   Other Events and Regulation FD Disclosure.

On July 10, 2002, the Company filed with the State of Nevada a Certificate of Amendment of Articles of Incorporation of the Company increasing the Company's shares of common stock from 25,000,000 to 100,000,000 shares.

Item 6.   Resignations of Registrant's Directors

In conjunction with the closing of the transaction described in Item 2 above, Mr. Donald Bell resigned as a officer and Director of the Company.

Item 7.   Financial Statements and Exhibits.

The financial statements of Cavio as required by Regulation S-X will be filed by amendment of this report within 60 days from the date of this report.

Exhibits
Exhibit No.	Description of Exhibit
2	Plan and Agreement of Reorganization dated June 7, 2002.
3	Certificate of Amendment of Articles of Incorporation

Item 8.   Change in Fiscal Year.

None

Item 9.   Regulation FD Disclosure.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 12, 2002	Discovery Investments, Inc. (Registrant) /s/ Paul Mann Paul Mann, President and CEO